                                                                    Exhibit 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,


In connection with the Quarterly Report of Extendicare Health Services, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2003 (the "Report"), I, Mark W. Durishan, Vice President, Chief Financial Officer and Treasurer of the Company, certify solely for purposes of complying with 18 U.S.C. Section 1350 that based on my knowledge:

    (1) the Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

    (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Mark W. Durishan
--------------------
Mark W. Durishan
Vice President, Chief Financial Officer and Treasurer
May 14, 2003


A signed copy of this written statement required by Section 906 has been provided to Extendicare Health Services, Inc. and will be retained by Extendicare Health Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.































                                       28